                                                                   EXHIBIT 99.11

                        CONSENT OF INDEPENDENT AUDITORS


The Trustees and Shareholders
Keystone Omega Fund



     We consent to the use of our report dated January 23, 1996 incorporated by reference herin and to the references to our firm under the caption "FINANCIAL HIGHLIGHTS" in the prospectus.


                                                 /s/ KPMG Peat Marwick LLP

                                                  KPMG Peat Marwick LLP



Boston, Massachusetts
December 9, 1996